Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-200367, 333-202850 and 333-216755) of CyberArk Software Ltd. of our reports dated March 15, 2018 with respect to the consolidated financial statements of CyberArk Software Ltd. and its subsidiaries and the effectiveness of internal control over financial reporting of CyberArk Software Ltd. and its subsidiaries included in this annual report on Form 20-F for the year ended December 31, 2017.

Tel Aviv, Israel	/s/ KOST FORER GABBAY AND KASIERER
March 15, 2018	A member of Ernst & Young Global